SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant        [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                ZYTEC CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------
      2)    Aggregate number of securities to which transaction applies:

            --------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

            --------------------------------------------------
      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

            --------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

       --------------------------------------------------
      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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                                ZYTEC CORPORATION
                             A MINNESOTA CORPORATION
                             7575 MARKET PLACE DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344
                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      APRIL 28, 1997, AT 3:30 O'CLOCK P.M.
                     ---------------------------------------

TO ZYTEC CORPORATION SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Zytec Corporation (the "Company"), will be held on Monday, April 28, 1997 at 3:30 o'clock p.m., C.D.T., at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, for the following purposes:

     1.   To elect ten directors to the Company's Board of Directors.

     2. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

In accordance with the Bylaws of the Company, the Board of Directors has set the close of business on March 14, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.

                                              By order of the Board of Directors



                                              SHERMAN WINTHROP
                                              Secretary

Dated:  March 25, 1997

                                ZYTEC CORPORATION
                             A MINNESOTA CORPORATION
                             7575 MARKET PLACE DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344
                                  612-941-1100
                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997
                      ------------------------------------


                             SOLICITATION OF PROXIES

This Proxy Statement is submitted in support of the solicitation of the enclosed proxy by the Board of Directors of Zytec Corporation, a Minnesota corporation (the "Company"), for use at the annual meeting of the shareholders of the Company (the "Annual Meeting") to be held on April 28, 1997, at 3:30 o'clock p.m., C.D.T., at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders is intended by the Company to be mailed to its shareholders on or about March 25, 1997. The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares.

The Company may have one or more of its officers or employees communicate by telephone, telegraph, or mail with shareholders who have not returned proxies.


                         VOTING AND REVOCATION OF PROXY

The Annual Meeting is being held to fix the number of and elect the Company's Board of Directors, to ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997, and to transact such other business as may properly come before the meeting or any adjournments thereof.

The annual report of the Company for the year ended December 31, 1996, including financial statements, is being mailed to shareholders simultaneously herewith, but the annual report is not to be considered part of the proxy soliciting materials.

Only holders of record of shares of the Company's no par value common stock (the "Common Stock") at the close of business on March 14, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of March 14, 1997, the record date for the Annual Meeting, and which are entitled to vote at the meeting, consist of 9,278,703 shares of Common Stock, each share being entitled to one vote. Shareholders do not have the right to cumulate votes for the election of directors.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted (i) FOR the election of the ten nominees for the Board of Directors named in this Proxy Statement; and (ii) FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

The Bylaws of the Company provide that the number of directors may be set by the shareholders (subject to the right of the Board of Directors to increase or decrease the number of directors as otherwise permitted by law). At the most recent Annual Meeting of the Company's shareholders held on April 29, 1996, the shareholders elected nine directors (Ronald D. Schmidt, John M. Steel, Josef J. Matz, Sherman Winthrop, Lawrence J. Matthews, Gary C. Flack, Dr. Fred C. Lee, John V. Titsworth, and James S. Womack). Mr. Titsworth retired from the Board of Directors effective August 23, 1996. As of October 25, 1996, Thomas J. Kent was elected by the remaining directors to fill the vacancy created by such resignation. Effective as of December 20, 1996, the Board of Directors increased its size from nine to ten directors, and elected Ervin F. Kamm, Jr. to serve as a director. The Board of Directors presently consists of ten directors.

It is the recommendation of the Company's Board of Directors that the number of directors be set at ten and that the ten nominees named below be elected as directors, to serve as directors until the next Annual Meeting of the shareholders and until their successors shall be duly elected and qualified as directors.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of electing ten directors at the Annual Meeting and will be voted in favor of such nominees. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on April 28, 1997 or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

All of the nominees of the Board of Directors are presently serving as directors of the Company. The names and ages of the nominees are as follows:


NAME                            Positions with the Company                     Age      Director Since
----                            --------------------------                     ---      --------------

Ronald D. Schmidt               Chairman of the Board, President               60            1984
                                and Chief Executive Officer

Ervin F. Kamm, Jr.              President of Zytec Power Conversion            57            1996
                                and Director

John M. Steel                   Vice President, Marketing and Sales            52            1984
                                and Director

Josef J. Matz                   Managing Director of Zytec GmbH                56            1991
                                and Director

Thomas J. Kent                  Vice President and General Manager             48            1996
                                of Services and Logistics and
                                Director

Sherman Winthrop                Secretary and Director                         66            1984

Gary C. Flack                   Director                                       60            1988

Dr. Fred C. Lee                 Director                                       50            1986

Lawrence J. Matthews            Director                                       68            1984

James S. Womack                 Director                                       68            1984


SHAREHOLDER APPROVAL

The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to fix the number of directors at ten and a plurality of such voting power is required to elect each director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE ELECTION OF THE TEN NOMINEES FOR THE BOARD OF DIRECTORS AS
SET FORTH IN PROPOSAL 1.


                        INFORMATION REGARDING DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

The following discussion sets forth certain information regarding the nominees for the Board of Directors of the Company.

Mr. Schmidt is a co-founder of the Company and has served as an officer and a director since the Company commenced operations in January 1984. Until January 1984, he was employed by Control Data Corporation ("CDC") in many areas of general and product management, including Vice President and General Manager, Computer Peripherals, Inc., and Managing Director for Control Data Portugal. Mr. Schmidt also was involved with CDC in connection with its divestiture of the Centronics printer business and the merger of the Sperry disk operations into Magnetic Peripherals, Inc. Mr. Schmidt is also a director of U-Ship, Inc.

Mr. Kamm has been a director of the Company since December 1996. Mr. Kamm became President of Zytec Power Conversion in March 1997. From December 1994 until January 1997, Mr. Kamm served as President and Chief Executive Officer of Digi International, Inc., a provider of data communications hardware and software, and was also a member of its Board of Directors. From May 1988 to December 1994, Mr. Kamm was President and Chief Operating Officer of Norstan, Inc., a telecommunications company, and was also a member of its Board of Directors. Mr. Kamm is also a director of the Institute for Advanced Technology and MicroMedics, Inc.

Mr. Steel is a co-founder of the Company and has been an officer and a director since January 1984. Until January 1984, he was employed by CDC in numerous positions in marketing and general management, with his latest position with CDC being General Manager--OEM Technical Support.

Mr. Matz joined Zytec in November 1991 as Managing Director--Zytec GmbH, the Company's wholly-owned subsidiary located in Austria. From October 1990 to November 1991, he was Vice President--European Operations for Modular Computer Systems, a computer manufacturer. Until accepting this position with Modular Computer Systems, Mr. Matz had been employed with CDC for approximately 20 years, including positions as General Manager--Marketing and Operations Europe, and several sales, marketing and operations positions.

Mr. Kent has been a director of the Company since October 1996. He has been General Manager of Zytec's Services and Logistics operations, located in California, since June 1994, and was named Vice President of Services and Logistics in October 1996. From March 1990 to June 1994, Mr. Kent was employed by US Windpower, most recently as its Director of Customer and Site Support. Prior to March 1990, Mr. Kent was employed by FMC Corporation and Rockwell International, where he held senior level management positions in manufacturing, operations, materials and logistics, customer support and employee relations.

Mr. Winthrop has been Secretary since January 1984 and a director since November 1984. He has been a principal in the law firm of Winthrop & Weinstine, P.A., since 1979. Winthrop & Weinstine, P.A. has been counsel to the Company since Zytec's formation. Mr. Winthrop is also a director of Bremer Financial Corporation, a regional multi-bank holding company.

Mr. Flack has been a director of the Company since April 1988 and an associate in Thomas Group, Inc., a management consulting firm, since November 1988. He was Vice President--Manufacturing for the Company from December 1987 to November 1988. Prior to December 1987, he was Vice President and General Manager of the Interconnect Group of Sheldahl, Inc., which manufactures electronic materials, flexible circuitry, graphic display systems and engineered products. Mr. Flack is also a director of Unarco.

Dr. Lee has been a director of the Company since February 1986. He has been a Professor at Virginia Polytechnic Institute and State University ("VPI") in Blacksburg, Virginia, and director of the Virginia Power Electronics Center at VPI since 1977.

Mr. Matthews is a co-founder of the Company, has been a director since January 1984, and was Vice President--Engineering of the Company from January 1984 until his retirement in May 1993. Until January 1984, he was employed by CDC in engineering design and management and operations management.

Mr. Womack has been a director of the Company since April 1984. He is Chairman of the Board of Sheldahl, Inc., and was its Chief Executive Officer until 1991. He is also a director of General Securities, a mutual fund.

BOARD ACTIONS AND COMMITTEES

During the fiscal year ended December 31, 1996, the Board of Directors held eight meetings. During 1996, committees established by the Board met as follows: the Compensation Committee met seven times, the Audit Committee met four times and the Nominating Committee met one time. Each Director attended at least 75% of the total number of Board meetings and meetings of committees on which the director served.

All directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal from office. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation, or removal from office.

The Compensation Committee of the Board of Directors for 1996 consisted of Lawrence J. Matthews, Sherman Winthrop, and James S. Womack, each of whom served for the entire year; John V. Titsworth, who served through the date of his retirement from the Board of Directors on August 23, 1996; and Ervin F. Kamm, Jr., who was appointed to the Compensation Committee as of December 20, 1996. The Compensation Committee for 1997 consists of Messrs. Matthews, Winthrop and Womack. Mr. Kamm resigned from the Compensation Committee effective as of March 3, 1997, when he became President of Zytec Power Conversion operations. All members of the Compensation Committee, during the period in which they serve, are non-employee directors of the Company. The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers and administers the Company's Employee Incentive Stock Option Plans with respect to executive officers.

The Audit Committee of the Board of Directors for 1996 consisted of Lawrence J. Matthews, James S. Womack, Gary C. Flack, Dr. Fred C. Lee, and Sherman Winthrop, each of whom served for the entire year; John V. Titsworth, who served through the date of his retirement from the Board of Directors on August 23, 1996; and Ervin F. Kamm, Jr., who was appointed to the Audit Committee as of December 20, 1996. The Audit Committee for 1997 consists of Messrs. Flack, Matthews, Winthrop, Womack and Dr. Lee. Mr. Kamm resigned from the Audit Committee effective as of March 3, 1997, when he became President of Zytec Power Conversion operations. All members of the Audit Committee, during the period in which they serve, are non-employee directors of the Company. The Audit Committee annually recommends independent accountants for appointment by the Board of Directors and ratification by the shareholders, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them.

The Nominating Committee of the Board of Directors for 1996 and 1997 consists of Lawrence J. Matthews, James S. Womack and Dr. Fred C. Lee, all of whom are non-employee directors of the Company. The Nominating Committee reviews and makes recommendations to the Board regarding proposed directors and compensation of directors. The Committee will consider qualified nominees recommended by shareholders of the Company if any such recommendation is submitted in writing to the Secretary of the Company.

INFORMATION REGARDING CERTAIN EXECUTIVE OFFICERS



The following discussion sets forth certain information regarding the executive officers of the Company who are not directors.

NAME                            Positions with the Company                     Age       Officer Since
----                            --------------------------                     ---       -------------
John B. Rogers                  Treasurer and Vice President,                  53            1986
                                Finance

N. Charles Wussow               Vice President, Engineering                    51            1993

Max Davis                       Vice President, Manufacturing                  53            1995


Mr. Rogers has been Treasurer and Vice President--Finance of the Company since January 1986. He held prior positions as Chief Financial Officer of Wagner Spray Tech, Vice President--Administration of Bachman's, Inc., and Director of Finance of Dayton-Hudson Corporation.

Mr. Wussow joined Zytec in March 1993 as Vice President--Engineering. In 1978, he co-founded Summit Electronics, Inc. ("Summit"), a power supply company. In 1982, Summit was sold to Basler Electric Company and Mr. Wussow remained as General Manager of Basler's Electronic Product Group until his employment with Zytec. For ten years prior to 1978, Mr. Wussow was employed as a design engineer and manager with Texas Instruments Equipment Group, on various airborne radar and missile guidance programs.

Mr. Davis has been Vice President--Manufacturing since April 1995. From July 1991 to April 1995, he was a Senior Partner for Thomas Group, Inc., a management consulting firm. Mr. Davis served as Vice President Manufacturing for Outbound Systems, Inc. from January 1990 to July 1991, and as Vice President Manufacturing for Loredan Biomedical from September 1988 to November 1989. For 19 years prior to 1988, Mr. Davis was employed in various manufacturing management positions with Hewlett- Packard, most recently as Manufacturing Manager, Terminals and Personal Computers, in Roseville, California.

EXECUTIVE COMPENSATION

The following table sets forth the cash and noncash compensation for 1996, 1995 and 1994 awarded to or earned by Zytec's Chief Executive Officer and its four other highest paid executives whose salary earned in 1996 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                  ANNUAL               NUMBER OF
                                                               COMPENSATION           STOCK OPTIONS           ALL OTHER
         NAME AND PRINCIPAL POSITION             YEAR             SALARY               GRANTED (1)         COMPENSATION (2)
--------------------------------------------   ---------   ---------------------   ------------------   -------------------

Ronald D. Schmidt                                1996                $272,154              0                  $4,750
Chairman, President and                          1995                 241,130              0                   4,620
Chief Executive Officer                          1994                 229,664              0                   4,620

John M. Steel                                    1996                 191,120              0                   3,640
Vice President--Marketing and Sales              1995                 182,330              0                   3,110
                                                 1994                 173,664              0                   3,096

Josef J. Matz                                    1996                 210,700              0                       0
Managing Director of Zytec GmbH                  1995                 196,587              0                       0
                                                 1994                 178,000              0                       0

Max Davis                                        1996                 152,543              0                   1,306
Vice President--Manufacturing                    1995                 102,509(3)        100,000                2,827 (4)
                                                 1994                    N/A              N/A                   N/A

John B. Rogers                                   1996                 149,133              0                   2,757
Treasurer and Vice President--Finance            1995                 134,200              0                   2,684
                                                 1994                 120,225              0                   2,404

------------------


(1) Mr. Davis was granted a stock option under one of the Company's Incentive Stock Option Plans ("ISOPs") on May 1, 1995, with an exercise price equal to the fair market value of the Common Stock on the date of grant, which becomes exercisable with respect to 20% of the shares subject to the option each year thereafter. Options become exercisable under the ISOPs over five years, beginning one year after the date of grant, so long as the employee remains in the employ of the Company. No stock options were granted in 1994, 1995 or 1996 to any other executive officer named above.

(2) Except as otherwise noted, consists of contributions made by Zytec on behalf of the named executive officer under the Company's Section 401(k) defined contribution plan.

(3)  Mr. Davis' employment with the Company commenced on April 17, 1995.

(4)  Represents relocation costs in connection with the hiring of Mr. Davis.

STOCK OPTIONS

The Company currently maintains six Employee Incentive Stock Option Plans (the "Plans" or the "ISOPs"). The six Plans now in existence were approved by the Company's Board of Directors on December 16, 1983, September 24, 1984, October 25, 1985, February 6, 1987, January 29, 1993, and February 16, 1996. All of the existing ISOPs were approved by the Company's shareholders within one year after their adoption by the Board of Directors. The ISOPs are intended to assist the Company in hiring and retaining well-qualified employees by allowing them to participate in the ownership and growth of the Company through the grant of options. Options granted under the ISOPs may be options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or options that do not so qualify. Management feels that the granting of options will serve as partial consideration for, and give employees an additional inducement to, remain in the service of the Company and provide them with an increased incentive to work for the Company's success.

The ISOPs are administered by the Company's Board of Directors or, in certain circumstances, by the Compensation Committee of the Board of Directors. The Compensation Committee has authority to select the Company's executive officers who will receive options and to determine the number and exercise price of such options. In all other cases, the Board of Directors determines the employees who will be granted options under the ISOPs and, subject to the provisions of the ISOPs, determines the number of shares subject to each option and the exercise price of the option. In addition, and subject to the authority of the Compensation Committee as discussed above, the Board of Directors makes any other determinations necessary or advisable for the administration of the ISOPs consistent with their terms. Determinations by the Board of Directors or the Compensation Committee, as the case may be, are final and conclusive. Grants of options and other decisions of the Board of Directors or the Compensation Committee are not required to be made on a uniform basis. See "Report of the Compensation Committee."

At February 28, 1997, an aggregate of 2,246,927 shares were subject to outstanding options and 1,251,200 shares were available for future grants under the ISOPs. The shares to be issued upon the exercise of options granted under the ISOPs are currently authorized but unissued shares. The number of shares of the Company's Common Stock available under the ISOPs and purchasable upon the exercise of options issued under the Plans will be adjusted to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other similar events.

The following table sets forth information concerning each exercise in 1996 by the individuals named in the Summary Compensation Table of stock options granted under the Plans and the value at December 31, 1996 of unexercised options held by such individuals.

                          AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                                                          NUMBER OF               VALUE ($) OF UNEXERCISED
                               SHARES                                UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                              ACQUIRED           VALUE ($)               AT YEAR-END                     AT YEAR-END
         NAME                ON EXERCISE         REALIZED         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (1)
-----------------------   ----------------   ----------------   ----------------------------   ------------------------------

Ronald D. Schmidt                0                  $0                       0 / 0                            $0 / $0

John M. Steel                    0                  0                        0 / 0                             0 / 0

Josef J. Matz                  40,000          375,000 (2)              40,000 / 40,000                  395,000 / 395,000

Max Davis                        0                  0                   20,000 / 80,000                  135,000 / 540,000

John B. Rogers                   0                  0                        0 / 0                             0 / 0

---------------


(1) Based on the difference between the December 31, 1996 closing price of $10.625 per share, as reported on the Nasdaq National Market, and the exercise price of the options.

(2) Based on the difference between the closing price of $10.125 per share on August 28, 1996, the date of exercise, as reported on the Nasdaq National Market, and the exercise price of the option.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Compensation Committee makes recommendations to the Board regarding compensation paid to Zytec's executive officers. The Compensation Committee for 1996 consisted of Lawrence J. Matthews, Sherman Winthrop, and James S. Womack, each of whom served for the entire year; John V. Titsworth, who served through the date of his retirement from the Board of Directors on August 23, 1996; and Ervin F. Kamm, Jr., who was appointed to the Compensation Committee as of December 20, 1996. All members of the Compensation Committee, during the period in which they serve, are non-employee directors of the Company. All executive officers who serve on the Board of Directors abstain from voting on executive officers' compensation affecting those executive officers who are Board members.

COMPENSATION OF DIRECTORS

The Company's Board of Directors has authorized payment to all non-employee directors of a retainer of $7,500 per year, a $500 per meeting fee, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board of Directors. In 1996, Gary C. Flack, Lawrence J. Matthews, Sherman Winthrop, James S. Womack, and Dr. Fred C. Lee served as non-employee directors of the Company for the entire year, John V. Titsworth served as a non-employee director through the date of his retirement in August 1996, and Ervin F. Kamm, Jr. served as a non-employee director commencing with his election in December 1996. In 1996, total directors fees paid were $10,500 to each of Messrs. Flack, Matthews, Winthrop, and Dr. Lee, $10,000 to Mr. Womack, $6,500 to Mr. Titsworth, and $500 to Mr. Kamm.

The Company's Board of Directors has also authorized the grant to each non-employee director, as additional compensation for each year of service as a director commencing with 1996, of the sum of $14,500, payable in shares of the Company's common stock. If a non-employee director serves for a period less than a full calendar year, such additional compensation is payable on a pro rata basis. The number of shares issuable pursuant to such grants is determined based on the average of the closing price of said stock as quoted on The Nasdaq National Market for each of the last five business days of the calendar year (or, if a director's service is terminated during the year, for each of the last five business days prior to the date such director's service is completed). In January 1997, shares were issued to the non-employee directors for services in 1996 as follows: 1,312 shares to each of Messrs. Flack, Matthews, Winthrop, Womack, and Dr. Lee, and 43 shares to Mr. Kamm. In August 1996, 979 shares were issued to Mr. Titsworth for services through the date of his retirement in August 1996.

In April 1990, Dr. Lee and Messrs. Titsworth, Winthrop, and Womack, as non-employee directors of the Company, were each granted a non-qualified option to purchase 20,000 shares of Common Stock at $0.50 per share. The options became exercisable to the extent of 20% of the number of shares underlying each option (or 4,000 shares) on each anniversary date of the option, beginning April 27, 1991. Each of the options was exercised in full prior to April 26, 1996, their scheduled termination date.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee") consists of non-employee directors. For 1996, the Committee consisted of Lawrence J. Matthews, Sherman Winthrop, and James S. Womack, each of whom served for the entire year; John V. Titsworth, who served through the date of his retirement from the Board of Directors on August 23, 1996; and Ervin F. Kamm, Jr., who was appointed to the Compensation Committee as of December 20, 1996. The Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Committee also administers and recommends the making of grants under the Company's ISOPs with respect to the Company's executive officers.

The Company's policy with respect to the compensation of executive officers includes the following beliefs:

1. The Company's compensation system should attract and retain highly-qualified personnel.

2. Executive compensation levels should be established by comparison of job responsibility to similar positions in comparable companies.

3. It is the Company's view that short-term measurements are not generally indicative of individual performance and, accordingly, the Company does not believe in the practice of executive employee reviews based on short-term or arbitrary goals.

Annual compensation for the Company's executive officers is recommended to the Board of Directors by the Committee. In determining its recommendations, the Committee does not use a formulaic approach. Instead, the Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation. The Committee also takes into account the overall performance of the Company in making its recommendations regarding executive officers' compensation. The Committee also considers the scope of responsibility of a particular executive officer's position at the Company and the executive officer's performance on behalf of the Company. The Committee makes specific recommendations to the Board of Directors regarding the amount of executive officers' salaries based on the foregoing data.

Stock options, which are the only other component of compensation of the Company's executive officers determined or recommended by the Committee, are awarded to promote improved long-term performance by the Company. Option grants for all executive officers, including Ronald D. Schmidt, the Company's Chairman, President, and Chief Executive Officer, are approved by the Committee in light of competitive compensation issues and the individual performance of the Company's executive officers.

Recommendations regarding the compensation for Ronald D. Schmidt are made by the Committee using a process and philosophy similar to that used for all other executive officers. The Committee, in making its recommendations regarding Mr. Schmidt's salary, considers the surveys regarding competitive compensation and the overall performance of the Company, along with its own assessment of Mr. Schmidt's performance and contributions to the Company. The Committee then recommends a salary for approval by the Board of Directors.

Deliberations and votes of the Board of Directors regarding the compensation of executive officers take place without the presence of any of the executive officers whose compensation is being determined. The Compensation Committee met on November 14, 1996 to determine salaries of executive officers for 1997, and the Board of Directors considered and voted upon such recommendations on December 20, 1996.

By the Compensation Committee:

Lawrence J. Matthews
Sherman Winthrop
James S. Womack

                                PERFORMANCE GRAPH

The Company's Common Stock has been traded on The Nasdaq National Market since November 11, 1993. Prior to that date, there was no public market for the Company's Common Stock. The following graph shows changes during the period from October 29, 1993 (the last trading day before the beginning of the month in which the Company's Common Stock was first traded on The Nasdaq National Market) to December 31, 1996 (the last trading day of calendar year 1996), in the value of $100 invested in: (1) the Company's Common Stock; (2) the CRSP Total Return Index for The Nasdaq Stock Market (US and Foreign); and (3) the Nasdaq Electronic Components Stocks Index. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.


                       CUMULATIVE TOTAL SHAREHOLDER RETURN

                               [PERFORMANCE GRAPH]


-----------------------------------------------------------------------------------------------------------------
                                          10/29/93       12/31/93        12/30/94       12/29/95       12/31/96
-----------------------------------------------------------------------------------------------------------------
Zytec Corporation                          $100.00         $ 81.93        $ 62.65        $110.84        $204.82
-----------------------------------------------------------------------------------------------------------------
CRSP Nasdaq (US and Foreign)               $100.00         $ 99.69        $ 96.69        $135.79        $166.30
-----------------------------------------------------------------------------------------------------------------
Nasdaq Electronic Components Stocks Index  $100.00         $100.11        $110.60        $183.18        $316.64
-----------------------------------------------------------------------------------------------------------------


                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of February 28, 1997, except as otherwise noted, by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director (who together constitute all nominee directors) and each executive officer included in the Summary Compensation Table, and (iii) all executive officers and directors as a group.


                                                 AMOUNT AND NATURE OF         PERCENT OF
NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP (1)        CLASS (2)
------------------------                      ----------------------------    ----------

BMO Nesbitt Burns Capital (U.S.), Inc.                  877,193 (3)               8.6%
790 North Milwaukee Street
Milwaukee, WI 53202

Navellier & Associates                                  744,215 (4)               8.0
1 East Liberty Street, 3rd Floor
Reno, NV 89501

DIRECTORS AND EXECUTIVE OFFICERS:

Ronald D. Schmidt                                       945,250 (5)(6)           10.2
7575 Market Place Drive
Eden Prairie, MN 55344

Lawrence J. Matthews                                    851,932                   9.2
7601 Fifth Avenue
Richfield, MN 55423

John M. Steel                                           823,402 (6)               8.9
7575 Market Place Drive
Eden Prairie, MN 55344

Gary C. Flack                                           252,562 (5)(6)            2.7

Josef J. Matz                                           180,000 (7)               1.9

John B. Rogers                                           94,136 (6)               1.0

Sherman Winthrop                                         61,312                    *

James S. Womack                                          41,312                    *

Dr. Fred C. Lee                                          30,312                    *

Max Davis                                                21,632 (7)                *

Ervin F. Kamm, Jr.                                           43                    *

Thomas J. Kent                                                0                    *

All executive officers and directors as a
group (13 persons)                                    3,381,893 (8)              36.0%

---------------
* Less than 1%.


(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all outstanding shares. The table includes shares not outstanding but which may be acquired within 60 days of February 28, 1997 pursuant to the exercise of options to purchase Common Stock.

(2) The percentage calculation is based upon 9,264,603 shares outstanding at February 28, 1997. For purposes of computing the percent of class owned by each person, the number of shares which may be acquired by such person within 60 days of February 28, 1997 pursuant to the exercise of options referred to in note (7) or (8), or pursuant to the conversion of the Convertible Subordinated Promissory Note or exercise of the Stock Purchase Warrant referred to in note (3), is deemed outstanding.

(3) Reflects information as of December 23, 1996, based on a Schedule 13D, dated January 2, 1997, filed by such company with the Securities and Exchange Commission, which indicates that the shareholder has shared voting power and shared dispositive power with respect to said shares. Said shares are not presently outstanding but may be acquired by such company upon conversion of a Convertible Subordinated Promissory Note or exercise of a Stock Purchase Warrant.

(4) Reflects information as of December 31, 1996, based on a Schedule 13G, dated February 15, 1997, filed by such company with the Securities and Exchange Commission, which indicates that the shareholder has shared voting power and shared dispositive power with respect to said shares.

(5) Includes shares held by a partnership consisting of the individual and members of his family, as follows: Mr. Schmidt (400,000 shares) and Mr. Flack (25,650).

(6)  Includes shares held by the individual's spouse and children, as follows:
     Mr. Schmidt (2,200 shares), Mr. Steel (200,000), Mr. Flack (95,600) and Mr. Rogers (48,502).

(7) Includes, for each individual named, the following number of shares subject to non-qualified options or options granted under the ISOPs: Mr. Matz (40,000) and Mr. Davis (20,000).

(8) Includes 140,000 shares subject to non-qualified options or options granted under the ISOPs.

COMPLIANCE WITH SECTION 16(a)

The Company's directors, executive officers, and any persons holding more than 10% of outstanding Common Stock are required to file reports concerning their initial ownership of Common Stock and any subsequent changes in that ownership. The Company believes that the filing requirements were satisfied for 1996. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of Common Stock and copies of the reports they have filed with the Securities and Exchange Commission.


           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

On December 20, 1996, and subject to the ratification of the holders of the Company's Common Stock, Coopers & Lybrand L.L.P. was selected by the Company's Board of Directors as the independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 1997. If the holders of the Common Stock do not ratify the selection of Coopers & Lybrand L.L.P., other independent accountants will be considered by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants, unless other instructions are indicated thereon.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

SHAREHOLDER APPROVAL

The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending December 31, 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS AS SET FORTH IN PROPOSAL 2.


                                 OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in this Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the person named as the proxies will vote on such matters in accordance with their best judgment.


                          FUTURE SHAREHOLDER PROPOSALS

Under the Securities Exchange Act of 1934, the shareholders of the Company have certain rights to have shareholder proposals included in the Proxy Statement of the Company for the Company's Annual Shareholders' Meeting in 1998. Any voting shareholder desiring to submit a proposal for consideration at the 1998 Annual Meeting should forward the proposal so that it will be received in the Company's principal executive offices no later than November 25, 1997. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conform to the rules of the Securities and Exchange Commission will be included in the 1998 Proxy Statement. Due to the technical nature of the rights of shareholders and the Company in this area, a shareholder desiring to make a shareholder proposal should consider consulting his or her personal legal counsel with respect to such rights.

                                              By Order of the Board of Directors



                                              SHERMAN WINTHROP
Dated:  March 25, 1997                        Secretary


                                ZYTEC CORPORATION
                             A MINNESOTA CORPORATION
                             7575 MARKET PLACE DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZYTEC CORPORATION

Ronald D. Schmidt and John B. Rogers, and either of them, are hereby appointed proxies (the "Proxies"), each with the power to appoint his substitute, to represent and to vote as designated below, all shares of common stock of Zytec Corporation held of record by the undersigned on March 14, 1997 at the Annual Meeting of Shareholders to be held on April 28, 1997, or any adjournment thereof.

1.   Election of the following nominees as directors: RONALD D. SCHMIDT, ERVIN
     F. KAMM, JR., JOHN M. STEEL, JOSEF J. MATZ, THOMAS J. KENT, SHERMAN WINTHROP, GARY C. FLACK, DR. FRED C. LEE, LAWRENCE J. MATTHEWS, AND JAMES
     S. WOMACK

     [ ]  FOR ALL NOMINEES            [ ]  WITHHOLD FOR ALL NOMINEES

     [ ] FOR ALL NOMINEES EXCEPT THE FOLLOWING (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

     ___________________________________________________________________________

2. Ratification of the selection of Coopers & Lybrand L.L.P. as the independent accountants to audit the consolidated financial statements of Zytec Corporation for the year ending December 31, 1997.

     [ ]  FOR                       [ ]  AGAINST                    [ ]  ABSTAIN

In the event of the inability or unwillingness of one or more of the above-named nominees to serve as a director at the time of the Annual Meeting on April 28, 1997 or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, in the discretion of the holders of said proxies, be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting; management is not presently aware of any such matters to be presented for action at the Annual Meeting.

The undersigned hereby ratifies and confirms all the parties shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned shareholder. If no direction is made, this Proxy will be voted in FOR fixing the number of Directors at ten, FOR the directors named in the Proxy Statement, and FOR the proposal to ratify the selection of Coopers & Lybrand L.L.P. to audit the consolidated financial statements of Zytec Corporation for the year ending December 31, 1997.

DATED:  _______________, 1997           Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both must sign. When signing as attorney, executor, administrator, trustee, guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ________________________________________
                                        SIGNATURE

                                        ________________________________________
                                        SIGNATURE IF HELD JOINTLY



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.